SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               -------------------

                                 April 20, 2000
               (Date of Report (date of earliest event reported))

                           OSWEGO COUNTY BANCORP, INC.
               (Exact name of registrant as specified in charter)

   Delaware                         000-30140                    16-1567491
(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)

44 East Bridge Street, Oswego, New York                                 13126
(Address of principal executive offices)                              (Zip Code)

                                  315-343-4100
              (Registrant's telephone number, including area code)

Item 5. Other Events.

      On April 20, 2000, the Board of Directors voted unanimously to authorize Registrant's President and Chief Executive Officer, Gregory J. Kreis, to use approximately $450,000 of Registrant's cash on hand to purchase shares of its outstanding common stock, $.01 par value ("Shares") in the open market. Purchases may be made from time to time, commencing April 20 until November 20, 2000, at the then current market price of the Shares. The number of shares of stock purchased shall not exceed 44,361, or 5% of the number of shares issued and outstanding.

      The Board of Directors also unanimously voted to declare a dividend of three cents per share to stockholders of record on April 28, 2000. The dividend will be payable on or about May 15, 2000.

Exhibits filed as part of this Report:

Exhibit Number                               Page in sequential numbering system
--------------                               -----------------------------------
                                             where Exhibit is found
                                             ----------------------

(99) Press release dated April 20, 2000            3

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         OSWEGO COUNTY BANCORP, INC.
                                                 (registrant)


DATED: April 20, 2000                    By: /s/ Gregory J. Kreis
                                             -----------------------------------
                                                 Gregory J. Kreis, President
                                                   and Chief Executive Officer


                                       2